                                                              Exhibit (h)(ii)(B)


                                     FORM OF
                               AMENDED SCHEDULE A
                              Dated August 1, 2002
                 to the Management and Administration Agreement

NAME OF FUND
------------
Fifth Third Government Money Market Fund                   Fifth Third Institutional Government Money Market Fund
Fifth Third Prime Money Market Fund                        Fifth Third Institutional Money Market Fund
Fifth Third Municipal Money Market Fund                    Fifth Third Michigan Municipal Money Market Fund
Fifth Third Quality Growth Fund                            Fifth Third International GDP Fund
Fifth Third Equity Income Fund                             Fifth Third Small Cap Growth Fund
Fifth Third Balanced Fund                                  Fifth Third Large Cap Growth Fund
Fifth Third Mid Cap Fund                                   Fifth Third Equity Index Fund
Fifth Third International Equity Fund                      Fifth Third Large Cap Value Fund
Fifth Third Technology Fund                                Fifth Third Short Term Bond Fund
Fifth Third Intermediate Bond Fund                         Fifth Third Michigan Municipal Bond Fund
Fifth Third Bond Fund                                      Fifth Third Municipal Bond Fund
Fifth Third U.S. Government Bond Fund                      Fifth Third Ohio Tax Exempt Money Market Fund
Fifth Third Intermediate Municipal Bond Fund               Fifth Third Pinnacle Fund
Fifth Third Ohio Municipal Bond Fund                       Fifth Third LifeModel Conservative Fund
Fifth Third U.S. Treasury Money Market Fund                Fifth Third LifeModel Moderately Conservative Fund
Fifth Third Strategic Income Fund                          Fifth Third LifeModel Moderate Fund
Fifth Third Multi Cap Value Fund                           Fifth Third LifeModel Moderately Aggressive Fund
Fifth Third Worldwide Fund                                 Fifth Third LifeModel Aggressive Fund
Fifth Third Micro Cap Value Fund

COMPENSATION
------------

Annual Rate of:

Twenty one-hundredths of one percent (0.20%) of all Funds' average daily net assets up to $1 billion

Eighteen one-hundredths of one percent (0.18%) of all Funds' average daily net assets in excess of $1 billion up to $2 billion

Seventeen one-hundredths of one percent (0.17%) of all Funds' average daily net assets in excess of $2 billion

All fees are computed daily and paid periodically.

The rate of compensation includes up to four classes of shares per portfolio. An additional minimum fee of $10,000 per portfolio for each additional class will be assessed.

                                        FIFTH THIRD FUNDS

                                        By:
                                            ------------------------------------
                                        Title:


                                        BISYS FUND SERVICES LIMITED PARTNERSHIP
                                        By: BISYS Fund Services, Inc.
                                        General Partner

                                        By:
                                            ------------------------------------
                                        Title: